                                                                   Exhibit 10.28

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                             2000 PROGRAM AGREEMENT
                             ----------------------


     This Program Agreement (this "Agreement" or the "Program") is dated as of the 1st day of March, 2000, by and between CHENIERE ENERGY, INCORPORATED, a Delaware corporation (hereinafter referred to as "Cheniere") and SAMSON OFFSHORE COMPANY, an Oklahoma corporation (hereinafter referred to as "Samson"). Cheniere and Samson may also be referred to individually herein as "Party" and collectively as the "Parties".


                                   ARTICLE I


Section 1.1  Intention of Parties:


     The Parties desire to participate in the cost of the evaluation and the interpretation of the 3-D seismic data (the "Fairfield Data") licensed to Cheniere pursuant to that certain Master License Agreement dated June 9, 1999 as supplemented by Supplement Agreement No. 1 dated June 9, 1999, (the "Master Service Agreement") between Fairfield Industries Incorporated and Cheniere for the mutual benefit of the Parties on the terms set forth herein. The purpose of such evaluation and interpretation of the Fairfield Data is to generate Prospects, as defined in Section 4.1, and to permit the negotiation of the acquisition of oil and gas leases covering offshore blocks or portions thereof (hereinafter referred to as "Target Blocks", whether one or more) that the Parties agree are (i) potentially productive of oil and gas, or (ii) producing oil and gas. No wells shall be drilled under the terms of this Agreement but rather, all drilling and all other operations on the Subject Properties, as defined in Section 4.2, shall be conducted under the Joint Operating Agreement, as provided for in Section 4.5.


Section 1.2  Area of Operations:


     The Program shall restrict its evaluation, interpretation, and acquisition of Target Blocks to the area covered by the Fairfield Data, which area is outlined on Exhibit A attached hereto. Such area shall hereinafter be referred to as "Area of Operations".

Section 1.3  Cheniere's Use of Data:


     Cheniere shall, pursuant to the terms of this Program Agreement, evaluate the Fairfield Data for the purpose of the generation and screening of Prospects, as defined in Section 4.1 within the Area of Operations.



                                  ARTICLE II


Section 2.1  Definitions:


     Whenever used in this Agreement, the following terms shall have the meanings assigned them in this Section 2.1:
"Agenda" shall have the meaning ascribed to it in Section 3.4.
"Area of Mutual Interest" ("AMI") shall have the meaning ascribed to it in
Section 7.4 and, when applicable, 4.4.
"Area of Operations" shall have the meaning ascribed to it in Section 1.2. "Discovery Bonus" shall have the meaning ascribed to it in Section 4.6. "Excluded Target Blocks" shall have the meaning ascribed to it in Section 4.4. "Extended Term" shall have the meaning ascribed to it in Section 7.5. "Fairfield Data" shall have the meaning ascribed to it in Section 1.1. "Initial Well" shall have the meaning ascribed to it in Section 4.6. "Participant" shall mean Samson.
"Presentation Block" shall have the meaning ascribed to it in Section 3.4. "Program Interest" shall have the meaning ascribed to it in Section 4.6 "Program Management Fee" shall have the meaning ascribed to it in Section 5.3. "Program Manager" shall have the meaning ascribed to it in Section 3.1. "Prospect" shall have the meaning ascribed to it in Section 4.1.
"Related Entity" shall have the meaning ascribed to it in Section 4.4. "Subject Property" shall have the meaning ascribed to it in Section 4.2. "Target Blocks" shall have the meaning ascribed to it in Section 1.1.
"Target Blocks Identification Notice" shall have the meaning ascribed to it in
 Section 4.1.
"Term" shall have the meaning ascribed to it in Section 6.1.
 Exhibits:
     A. Plat of Area of Operations, Section 1.2
     B. Joint Operating Agreement, Section 4.5
     C. Staffing Levels, Section 3.3
     D. Blocks excluded from the AMI, Section 7.4
     E. Provisions of Area of Mutual Interest, Section 4.4

                                  ARTICLE III

Section 3.1  Program Manager:

          Cheniere shall act as Program Manager and in such capacity shall, subject to the terms hereof, (i) manage the evaluation and interpretation of the Fairfield Data, and (ii) negotiate for the acquisition of Target Blocks. As the Program Manager, Cheniere shall exercise ordinary business judgment in managing the affairs of the Program. In the absence of fraud, intentional wrong doing or gross negligence, Cheniere shall not be liable to the Participant for any mistake of fact or judgment made by Cheniere in managing the Program. Cheniere is engaged in oil and gas exploration, development and production operations, and pipeline operations outside of the Area of Operations, and Participant acknowledges Cheniere shall have no obligation or accountability to Participant for any such activities that are conducted outside the Area of Operations. The business of the Program shall be conducted under the name of Cheniere or, where appropriate, under the names of Cheniere and Samson.

Section 3.2  Authority of Program Manager:

          Subject to Section 3.3 below, the Program Manager shall have the power and authority to take such action from time to time as it may deem to be necessary, appropriate, or convenient in connection with the management and conduct of the business and affairs of the Program, including without limitation the power (i) to acquire or lease equipment required to evaluate and interpret the Fairfield Data, (ii) to employ, retain or otherwise secure personnel or third party consultants to evaluate and interpret said Fairfield Data, (iii) to incur such other expenses associated with evaluating and interpreting said Fairfield Data as may, in its judgment, be necessary, (iv) to incur expenses associated in the negotiation for and acquisition of Target Blocks, and (v) to negotiate for the acquisition of Target Blocks by farm-ins or otherwise.

Section 3.3  Requirements of Program Manager:

          The Program Manager shall devote such time, attention, and business capacity to the affairs of the Program as may be necessary as more fully set forth herein. The Program Manager shall furnish office space, clerical and administrative assistance, and such other support staff as needed. The Program Manager shall provide geologists and geophysicists and the equipment required to interpret the Fairfield Data and shall make available its drilling and reservoir engineering staff and its land staff to the Program at the staffing levels set forth on Exhibit C hereto. All costs associated with the matters set forth in
Section 3.2 and Section 3.3 (except as set forth below) shall be covered by the Program Management Fee provided for in Section 5.2, and Program Manager will not be entitled to any reimbursement for the costs incurred by it in providing any of the matters set forth in this Section. [*]

Section 3.4  Reports:

          During the Term of the Program, and at least five (5) days prior to such meeting provided for in Section 4.3. Program Manager shall provide Participant with a written report containing an "Agenda" setting forth a listing of all blocks to be reviewed at the meeting (the "Presentation Blocks") and summarizing the Program's activities, evaluations, drilling operations and related matters, together with such information (including copies of technical data) regarding the Program and its activities and interests as is available to Program Manager to the extent not prohibited by license agreements and as reasonably requested by Participant. During ordinary business hours, Participant or its authorized representatives shall have access, in Program Manager's offices, to all of the Program's books, records and materials, and geophysical surveys (including the Fairfield Data subject to the limitations in the Master Services Agreement). In the event the Agenda is not an accurate representation of the blocks actually reviewed at the meeting, the Parties shall execute a mutually agreeable amendment of the Agenda reflecting all Presentation Blocks actually reviewed at the meeting.


                                   ARTICLE IV

Section 4.1  Identification of Target Blocks:

          When during the Term hereof the Program Manager identifies offshore blocks that Program Manager believes contain economically viable Prospects (as defined below), the Program Manager shall provide written notice to Participant, (the "Target Blocks Identification Notice") which shall (i) identify the owner and the location of the offshore blocks necessary to control the Prospect, as defined below, not to exceed in size four (4) offshore blocks, (the "Target Blocks") and (ii) designate the date and time Program Manager will meet jointly with Participant at the offices of Program Manager to discuss the specific details relating to such Target Blocks. Said notice shall be given not less than five (5) working days prior to the proposed meeting.

          At such meeting, the Program Manager shall discuss with Participant the specific details of the Prospect (as defined herein below) located on the Target Blocks and shall allow Participant to examine all relevant geological and geophysical data, interpretations, and other information in the possession of Program Manager that pertains to such Prospects subject to the limitations on the use of the Fairfield Data set forth in the Master Service Agreement. "Prospect" as used herein shall consist of the entire geologic confines of the potential development area, located on the Target Blocks, as defined by the structure and/or stratigraphy, without limitation in depth. The Program Manager shall also provide to Participant the following information:
          (i) geological and geophysical information including the Program's most recent reports, interpretations and maps;
          (ii) a land summary and plats and any agreements associated therewith;
          (iii) an itemized list of the estimated acquisition costs and the geological and geophysical cost allocable to such Target Blocks.
          (iv) the preliminary estimate of the cost of any Exploratory Well for such Prospect;
          (v) a preliminary estimate of the costs to be incurred in connection with platforms, facilities and development well(s) for such Prospect;
          (vi) The Program Manager's reserve estimate and economic analysis, which shall be provided for informational purposes only and without liability to Program Manager and with the understanding that Participant will prepare its own reserve estimate and economic analysis and satisfy itself as to the economics of the Prospect.
          (vii) The terms on which the Program Manager estimates the leases, farm-outs or other drilling rights can or may be acquired, including the amount of bonus (if any), well obligation, net revenue interest and working interest, both before and after payout.


Section 4.2  Participant's Election to Participate in Target Blocks:

          Participant shall have fifteen (15) working days after the meeting held pursuant to Section 4.1 above in which to review in the Program Manager's office the data referred to in Section 4.1. Failure of Participant to timely review such data shall be deemed an election by such Participant to exclude from the Program the Target Blocks identified in the Program Manager's notice; provided, however, that Participant may waive its right to review the data and may elect to include such Target Blocks in the Program by giving written notice to Cheniere to such effect within said fifteen (15)-day period. Within twenty-five (25) working days after the meeting referred to in the first sentence of this Section, Participant shall indicate to Program Manager its election to either include or exclude such Target Blocks in the Program. All such elections shall be as to all depths. Such election shall be in writing. If Participant fails to timely elect to include such Target Blocks in the Program, such failure shall be deemed an election to exclude such Target Blocks from the Program.
If Participant elects to include such Target Blocks in the Program, the Program Manager shall proceed with its efforts to negotiate for the acquisition of leases, farm-out agreements or other drilling rights covering such Target Blocks and if successful, such leases, farm-out agreements or drilling rights (hereinafter referred to as "Subject Property") shall be acquired by the Parties for the consideration and in the proportions set forth in Section 4.6, subject in all cases to the provisions of Section 4.7.

Section 4.3  Meetings

          During the Term of the Program, the Parties shall hold a meeting the first Friday of each calendar month to review the status of all Program business.

Section 4.4  Effect of Participant's Election:

          The Participant's election or failure to timely elect with respect to Target Blocks has the following consequences:

     (i) If Participant elects or is deemed to have elected to exclude Target Blocks from the Program (taking into account the additional election provided for in Section 4.7) (the "Excluded Target Blocks"), Participant and its officers, employees, directors and any Related Entity shall thereafter have no right, for a period of eighteen (18) months following such election or deemed election, to acquire an interest in such Excluded Target Blocks, directly or indirectly. If Participant does acquire an interest in such Excluded Target Blocks it shall so notify Cheniere and shall offer 100% of such interest to Cheniere, and Cheniere may acquire such interest by reimbursing Participant its purchase price. Cheniere may, individually or in concert with others, acquire an interest in said Excluded Target Blocks, and in such case have no obligation to Participant other than under Section 4.7 hereof. The term "Related Entity," as used herein, shall mean any corporation, partnership, trust or other entity which, on the date of the election provided for in Section 4.2, Participant controls, or which, as of the date of said election, is owned at least 50%, directly or indirectly, by Participant.

     (ii) If Participant timely elects under Section 4.2 to include Target Blocks in the Program, the Area of Mutual Interest provisions set forth on Exhibit E hereto shall be applicable to the Target Blocks effective as of the date of such election. If the Target Blocks or a portion of them are acquired, said Area of Mutual Interest shall remain in force and effect as to such Target Blocks for as long as both Parties own an interest within said Area of Mutual Interest. If the Target Blocks is not acquired said Area of Mutual Interest shall terminate at the later of (i) eighteen (18) months from the date of such election by Participant or (ii) the termination of the Area of Mutual Interest provided for in Section 7.4.

Section 4.5  Title; Joint Operating Agreement; Area of Mutual Interest:

          If title to a Subject Property is acquired in the name of the Program Manager or of any other Party, the Non Acquiring Party shall be assigned upon its request its respective share of the acquired Subject Property subject to payment by such Non Acquiring Party of its stipulated share of the acquisition costs of such Subject Property as set forth in Section 4.6 as applicable. Each Subject Property shall be subject to a Joint Operating Agreement in the form attached hereto as Exhibit "B" which names Cheniere Energy, Inc. as Operator, unless such is acquired subject to an existing Joint Operating Agreement naming a third party as Operator. A separate Joint Operating Agreement shall be executed for each Subject Property and shall be deemed to be effective the day the Subject Property is acquired. Each Party shall have the right to participate or not participate in the exploration and/or development of a Subject Property in accordance with the terms of the Joint Operating Agreement. In the event Cheniere elects to dispose of more than 50% of its initial interest in a Subject Property, or, in the event it elects to resign as Operator under the Joint Operating Agreement, Cheniere shall notify Participant of its intent and, if requested, will vote for or support Participant as Operator.

          If the farmout agreement or other agreement pursuant to which the Program acquires drilling rights provides that a Joint Operating Agreement other than that provided for herein shall govern operations on a Subject Property, the Parties agree the Area of Mutual Interest provided for in Section 4.4 applicable to such Subject Property shall nonetheless remain in effect in accordance with its terms.

Section 4.6  Program Interests; Acquisition Costs; Burdens


          A. All rights in and to the Target Blocks and all Subject Property acquired pursuant to this Agreement, not including the Excluded Target Blocks, shall be owned 50% by Samson and 50% by Cheniere.

          B. All costs, as set forth below, of Target Blocks shall be borne [*] by Samson and [*] by Cheniere.

          (i) Lease bonuses, rentals, and option payments (the acquisition costs)

          (ii) The costs of drilling the Initial Well, as defined below, to casing point, limited to the original AFE containing a 15% contingency. "Initial Well" is defined as the first well, and any substitutes therefore, drilled on each Subject Property.

           C. Samson shall bear fifty percent (50%) of the following overriding royalties on all Presentation Blocks:

           (i) A 2% of 8/8th overriding royalty payable to the Cheniere staff, which override is reduced in proportion to the Program Interest, as defined below;

           (ii) A [*] overriding royalty due under [*].

           D. Samson shall also pay to Cheniere a discovery bonus (the "Discovery Bonus") in the amount of $100,000 for a discovery of 30 BCFE or greater, but less than 40 BCFE (computed at one barrel of oil equals 6 MCF of natural gas) attributable to the interest of the Program, as defined below, or $150,000 for a discovery of 40 BCFE or greater (computed at one barrel of oil equals 6 MCF of natural gas), attributable to the interest of the Program, defined below, based on proved reserves reflected on the reserve report of Ryder Scott prepared as of one year after commencement of production and payable within 90 days after receipt of such reserve report. The interest of the Program (sometimes referred to as the Program Interest) shall consist of the initial working interests of Cheniere and Samson, less any back-in due a farming-out party.

Section 4.7  Change of Election by Participant

  If the Program Manager is able to acquire the leases, farm-out agreements or drilling rights as described in the Target Blocks Identification Notice but the terms of such acquisition are materially different than estimated in the Target Blocks Identification Notice, the Program Manager shall so notify Participant, specifying the differences and advising Participant it has ten (10) days to change its election with respect to such Target Blocks. A difference of more than 10% in any one of the following factors shall be deemed to be material for the purposes of this paragraph: lease acquisition cost and rentals, net revenue interest, working interest, or the AFE for the Initial Well dry hole cost.



Section 4.8.  Change of Election by Program Manager

  Program Manager may elect, for any reason, to not acquire an interest in a Presentation Block, in which case, if Participant elects to proceed with the acquisition of the same, [*].


                                   ARTICLE V

Section 5.1  Liabilities

  The obligation and liability of the Parties, with respect to any and all liabilities in connection with the business of the Program, exclusive of the costs related to services performed pursuant to Sections 3.2 and 3.3, but specifically inclusive of the costs incurred pursuant to the last sentence of
Section 3.3, shall be as follows:


                        Samson           50%

                        Cheniere         50%
                                        ---
                                        100%

Section 5.2  Program Management Fee:

  Participant shall pay the Program Manager a Program Management Fee for managing the Program and providing the services set forth in Section 3.2 and
Section 3.3 above (exclusive of the last sentence of Section 3.3). The amount of the Program Management Fee shall be $4,140,000 payable in 18 monthly installments of $230,000 each, the first installment being due five days after execution of this Agreement and thereafter payable on the first day of each month, with the final installment being due August 1, 2001.


Section 5.3  Failure to Pay, Failure to Perform:

  In the event Participant fails to timely pay the Program Manager Fee pursuant to Section 5.2, Program Manager shall give such Party written notice of such failure and, unless, the fees are paid within fifteen (15) days following receipt of such notice, such Party shall be deemed to be in default (the "Default") of its obligations hereunder. In addition to all other remedies available at law or in equity, the defaulting Party shall forfeit all of its rights in and to the Program and any Prospects, potential Prospects and Target Blocks, but shall not forfeit its interest in any Subject Properties.

     In the event the Program Manager fails to perform its Program obligations set forth herein, the Participant shall give the Program Manager written notice of such failure and, unless the Program Manager cures such failure within fifteen (15) days following receipt of such notice, the Program Manager shall be deemed to be in default of its obligations hereunder. Upon such default, the Participant shall no longer be subject to its obligations, duties and liabilities assumed hereunder and shall further retain all other remedies available at law or in equity.


Section 5.4  Books and Records:

  The Program Manager shall keep or cause to be kept adequate books and records reflecting all financial activities of the Program in accordance with generally accepted accounting procedures. Such books and records shall be available for inspection and audit by Participant or their duly authorized representatives (at the expense of Participant) during business hours at the office of the Program Manager; provided, however, the Program Manager shall not be required to maintain any such books or records for a period in excess of six (6) years from the date of preparation or receipt thereof. Prior to disposing of any books or records, the Program Manager shall give notice of its intent to dispose or destroy the same to Participant who may within fifteen (15) days of such notice elect to take possession of said books and records. Said records shall be immediately delivered by the Program Manager to said Participant at Participant's cost and expense. The Program Manager shall not, without the prior written consent of Participants, make, execute or deliver an assignment for the benefit of creditors or contract to sell, mortgage or otherwise dispose or encumber any Subject Property or assets which were acquired whole or in part with funds provided by Participant.


                                  ARTICLE VI

Section 6.1  Term of Program:

  The term of this Agreement (the "Term") shall be for a period of eighteen (18) months commencing effective as of March 1, 2000 and terminating on August 31, 2001.

                                  ARTICLE VII

Section 7.1  Samson's Representations:

  Samson hereby represents, warrants and agrees that it has the right, power and authority to enter into this Agreement, to become a Party and to perform its obligations hereunder, and that this Agreement is a legal, valid and binding obligation of Samson. Samson warrants with respect to its execution of this Agreement and its acquisition of any interest in the Subject Property as follows:

        (i) Samson is able to bear the economic risk of its investment in the Program. Samson has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment. Samson recognizes that investment in the Program involves a high degree of risk.

        (ii) Samson has had an opportunity to ask questions of and to receive answers from the Program Manager, or a person or persons on its behalf, concerning the terms and conditions of this investment, and all documents, records, books and other information pertaining to the investment in the Program and/or Subject Properties.

        (iii) The Interest will not be sold or transferred by Samson in violation of the Securities Act of 1993 (the "Act"), and the financial condition of Samson is such that it is able to hold the Interest for an indefinite period of time. Samson is aware that the offering and sale of the Interest has not been registered under the Act, that the Interest must be held indefinitely unless it is subsequently registered or an exemption from such registration is available and that neither the Program Manager nor the Program is under any obligation to register the Interest nor does it have any present intention to do so;

        (iv) Samson is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by Securities and Exchange Commission under the Act.

        (v) Samson is qualified with the Minerals Management Service to hold title to federal offshore leases in the Gulf of Mexico.

        (vi) Samson is fully aware of the terms of the Master License Agreement (exclusive of Supplement Agreement No. 1 dated June 9, 1999) to be utilized in the granting of all Licenses covering the Fairfield Data under the terms of the agreements relating to the same specified in Section 1.1 hereof. In compliance with the provisions of the Master License Agreement, Cheniere and Samson have executed contemporaneously herewith an acknowledgment to Fairfield Industries Incorporated that Cheniere has fully advised Samson of the restrictions on the use of the Fairfield Data.


Section 7.2  Cheniere's Representations:

  Cheniere hereby represents, warrants and agrees that it has the right, power and authority to enter into this Agreement, to become a Party and to perform its obligations hereunder, and that this Agreement is a legal, valid and binding obligation of Cheniere. Cheniere also warrants with respect to its execution of this Agreement and its acquisition of any interest in the Subject Property as follows:

        (i) Cheniere is able to bear the economic risk of its investment in the Program. Cheniere has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment. Cheniere recognizes that investment in the Program involves a high degree of risk.

        (ii) The Interest will not be sold or transferred by Cheniere in violation of the Securities Act of 1993 (the "Act"), and the financial condition of Cheniere is such that it is able to hold the Interest for an indefinite period of time. Cheniere is aware that the offering and sale of the Interest has not been registered under the Act, that the Interest must be held indefinitely unless it is subsequently registered or an exemption from such registration is available and that neither the Program Manager nor the Program is under any obligation to register the Interest nor does it have any present intention to do so;

        (iii) Cheniere is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by Securities and Exchange Commission under the Act.

        (iv) Cheniere is qualified with the Minerals Management Service to hold title to federal offshore leases in the Gulf of Mexico.

        (v) The Master Service Agreement is in full force and effect and neither Fairfield nor the Program Manager is in breach of same. The Supplement Agreement No. 1 dated June 9, 1999 contains no provisions, other than those taken into account herein, that have or could have an adverse economic consequence to the Program.

        (vi) Cheniere has fully advised Samson of the restrictions on the use of the Fairfield Data.


Section 7.3  Confidentiality

  Neither the financial terms of this Agreement nor any geophysical, geological, engineering, technical, production, test or other data resulting from the conduct of the business of the Program shall be given to or made available to any person or entity which is not a Party or a director, officer or employee of a Party, unless otherwise agreed to by the Parties, except that this prohibition shall not apply to disclosure to the parent or any affiliated corporation of any Party and shall not apply to a disclosure of information, including press releases and public notices, which is (i) required by any stock exchange on which the shares of Party and/or its parent company are listed, (ii) required for the purpose of review by private engineering firm(s) for purposes of preparing reservoir and other similar evaluations or for purposes of obtaining financing from a reputable financial institution, (iii) required by a private geological or geophysical consultant for purposes of preparing a technical evaluation of a Prospect, (iv) required by a pipeline in connection with negotiations for a gas purchase contract, (v) required in order to comply with the provisions of this Agreement, (vi) made to a third party to whom any Party desires to sell all or a portion of its interest in a Subject Property, provided that in all cases above the recipient of any such information shall have first agreed in writing to keep such information confidential. Notwithstanding anything to the contrary expressed or implied herein, the Program Manager is authorized and directed to furnish or to make disclosure of any information as may be necessary to comply with the rules and regulations of governmental authorities having jurisdiction in the Subject Properties.


Section 7.4  Area of Mutual Interest; Non-Competition Obligation:

  A. Effective as of the date of this Agreement, the Parties establish an Area of Mutual Interest ("AMI") consisting of the entirety of the Area of Operation less and except the excluded blocks specified on Exhibit D attached hereto. Said AMI shall terminate six (6) months after the expiration of the Term or, as to lease sale blocks only, after the final award of leases that have been bid on by either of the Parties at the first Federal Offshore Louisiana Lease Sale after the expiration of the Term but, in any event, twelve (12) months after the expiration of the Term. During the term of the AMI, if either Party (the "Acquiring Party") acquires a lease, farm-out, or drilling right in the AMI, it shall immediately notify the other Party, (the "Non-Acquiring Party"), which notice shall specify the interest acquired and the terms of the acquisition, including the cost of acquisition. The notice shall contain an offer to present the technical data relating to the acquisition at a specified time not less than five (5) business days or more than ten (10) business days after the date of the notice. The Non-Acquiring Party shall have ten (10) business days after the date for the presentation of the technical data to make the election provided in this section. If Samson is the Non-Acquiring Party it shall have the election to acquire 50% of said interest on the terms set forth in Section 4.6. If Cheniere is the Non-

Acquiring Party it shall have the election to acquire 50% of said interest by paying [*] of the acquisition costs as set forth in Section 4.6 and the Initial Well shall be drilled pursuant to Section 4.6.

        B. Notwithstanding Section 7.4 A, if either Party acquires a producing field (as defined below) in the Area of Mutual Interest, the following shall apply to interests acquired within the Area of Mutual Interest:

        The Acquiring Party shall offer the other Party (the Non Acquiring Party) 50% of the interest acquired in exchange for payment by the Non-Acquiring Party of 50% of the fairly allocated cost of acquisition and the Initial Well thereon shall be drilled on a non-promoted, heads-up basis. Additionally, the Non-Acquiring Party shall reimburse the Acquiring Party for 50% of its direct third party out-of-pocket costs incurred in connection with such acquisition. Notwithstanding Section 4.5, the Acquiring Party shall have the right to be Operator.

        For the purposes of this Section 7.4.B, an interest shall be deemed to be a producing field if it has not been previously designated as a Target Block and if:

          (a) one or more of the blocks comprising the field has existing producing wells, wells capable of production or proved oil and/or gas reserves; and

          (b) the fairly allocated valuation of the field, after deducting any contingent liabilities for well plugging, platform and pipeline removal and ocean bottom clean-up, is more than $2,000,000.

          If the parties cannot agree on (a) or (b) above, the Non-Acquiring Party may challenge, in which case the determination of (a) and (b) shall be made by Ryder Scott at the cost of the Non-Acquiring Party. Such determination by Ryder Scott shall not determine the purchase price to be paid by the Non-Acquiring Party, which shall be based on the Acquiring Party's fairly allocated valuation.

          The Ryder Scott evaluation shall utilize the average of the ensuing twelve months closing NYMEX future prices in existence on the effective date of the acquisition, appropropriate costs and a 10% discounted present value.

        C. Notwithstanding the provisions of Section 7.4 A. above, if Participant acquires an interest in an industry generated prospect on a promoted basis without having solicitated such interest, Participant shall offer Program Manager a 50% interest in such interest in exchange for payment by Program Manager of 50% of the fairly allocated cost of acquisition and the Initial Well thereon shall be drilled on a non-promoted, heads-up basis. The foregoing sentence shall apply to only the first six (6) such prospects acquired by the Participant. For each such prospect after the first six (6) such prospects acquired by the Participant, the Program Manager shall be offered a 50% interest in such prospect in exchange for payment by the Program Manager of 50% of the fairly allocated cost of acquisition and the Initial Well thereon shall be drilled pursuant to Section 4.6.

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

        D. Nothing herein contained shall prohibit or restrict either Party from conducting oil and gas exploration, development or production operations, pipeline operations or any other business for its own account that:

        (i) is located outside the Area of Operations, or is excluded therefrom by Exhibit D, or

        (ii) relates to properties that were excluded from the Program by the other Party as a result of its actions or inaction hereunder, and in any such event, such Party shall have no obligation or accountability to the other Party for any such activities.

        E. In the event of conflict between the provisions of Section 7.4 and Sections 4.4, the provisions of Section 4.4 shall control.


Section 7.5  Winding Up:

        For a period of six (6) months beginning September 1, 2001, and terminating February 28, 2002 (the "Extended Term"), the Program Manager, when it identifies offshore blocks that it believes contain economically viable Prospects, shall give Participant a Target Blocks Identification Notice pursuant to Section 4.1. The first such Target Blocks Identification Notice shall be delivered to Participant within ten (10) working days after the end of the Term. The following terms shall govern the respective rights and obligations of the Parties during such Extended Term with respect to such Target Blocks:

        (i) All of the provisions of Article IV hereof shall be applicable during such Extended Term to such Target Blocks except as set forth in this
Section 7.5.

        (ii) No Program Management fee shall be payable during the Extended Term. Instead, Participant shall pay a $25,000 prospect fee at the time it elects to participate in a Target Blocks and an additional $75,000 fee at the time the drill site on the Target Blocks becomes a Subject Property. The $75,000 fee shall be proportionately reduced in the event less than a full 100% working interest is acquired by the Program in the Target Blocks.

        (iii) The Extended Term shall, as to lease sale blocks only, continue until after the final award of leases that have been bid on by either Party at the next Federal Offshore Louisiana Lease Sale after the expiration of the Term, or six (6) months after the Term, whichever is later, but in no event longer than twelve (12) months from the expiration of the Term.


Section 7.6  Assignment by the Parties:

        Neither Party may sell, assign, convey or otherwise transfer its interest in the Program to any party other than a Related Party without the written consent of the other Party. Each Party may sell its interest in the Subject Properties, however, such sale shall not relieve the selling party of its obligations under this Agreement, the Joint Operating Agreement, or any other agreements, contracts and obligations applicable to the Subject Properties at the time the same are conveyed, and provided further that if the interest of a Party in the Subject Properties becomes owned by five (5) or more Parties, the owners of said interests agree, upon request by Program Manager, to appoint a single nominee or representative for all such owners.


Section 7.7  Successors and Assigns:

  Subject to the provisions of Section 7.6, the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, successors, personal and legal representatives, and assigns of the Parties.


                                  ARTICLE VIII

Section 8.1  Notices

  All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as received when deposited in the U.S. Mail, postage prepaid, and transmitted by facsimile transmission. All notices shall be addressed to the Parties at their respective addresses and facsimile numbers set forth below or at such other addresses and facsimile numbers as may have been theretofore specified by written notice delivered in accordance herewith.


                        If to Cheniere:

                                         Cheniere Energy, Inc.
                                         1200 Smith Street
                                         Suite 1740
                                         Houston, TX  77002
                                         Attention:  Don A. Turkleson
                                         Fax (713) 659-5459


                         If to Samson:

                                         Samson Offshore Company
                                         910 Travis Street
                                         Suite 2170
                                         Houston, TX  77002

                                         Attn:  Jeff Carpenter
                                         Fax (713) 751-8864

Section 8.2  Individual Obligations:

  The obligations, duties, and liabilities of the Parties shall be several and not joint or collective; and nothing contained herein is intended to create, nor shall ever be construed as creating, a partnership of any kind, joint venture, association, or other character of business entity recognizable in law for any purpose.


Section 8.3  Waiver

  Neither failure nor any delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy. No waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced, nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Notwithstanding the foregoing, acceptance by Program Manager of a late payment shall constitute a waiver of the default created by a Participant's failure to make timely payment.


Section 8.4  Law Governing:

  This Agreement shall be governed by and construed in accordance with the laws of The State of Texas.


Section 8.5  Controlling Documents:

  In the event of a conflict between the terms of this Agreement and the terms of any of the Exhibits attached hereto, the terms of this Agreement shall control.


Section 8.6  Press Releases

  No public announcement or statement regarding the matters contained in this Agreement or any of the wells drilled hereunder shall be made or released without the approval of the Parties hereto or those Parties participating in the operation which is the subject of such public announcement or statement. No public announcement or statements about a specific well shall be made until all testing in a well is completed. Any proposed public announcement or statement regarding a specific well shall contain at a minimum the following information:

     a.   Name of well
     b.   OCS block
     c.   Location of well
     c.   Tested interval(s)
     d.   Test results
     e.   Development/confirmation plans, if appropriate
     f.   Participants and percentages
     g.   Acreage controlled, if appropriate

     Either Party may elect to exclude its name from a proposed public announcement or statement and thus remove itself from the approval process. Program Manager will coordinate the approvals of any proposed public announcement or statement, unless Program Manager has elected to be excluded from any such proposed public announcement or statement, in which case the Party proposing such public announcement or statement shall coordinate such approval process. Notwithstanding anything herein to the contrary, Program Manager may make such public announcements as it deems appropriate in the event of an emergency or imminent harm to people, property or environment without prior consultation with Participant. In addition, any Party may make such public announcements as required by the SEC or other governmental agency, without consultation with the other Party, but shall furnish a copy of such release to the other Party at the time such release is made.

Section 8.7  Severability:

     In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any provision of this Agreement, which other provisions shall remain in full force and effect.

Section 8.8  Entire Agreement:

     This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions described herein, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter. This Agreement may not be amended and no rights hereunder may be waived except by a written document signed by the duly authorized representative of the party to be charged with such amendment or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Each party acknowledges that it has read and understands the terms of this Agreement and has had the opportunity to consult with legal counsel of its choice concerning the meaning and effect thereof. Neither party has relied upon the other party or its counsel or advisers with respect to the meaning or effect of such an agreement or provision.


Section 8.9  Surviving Obligations:

     In addition to the specified terms of the Areas of Mutual Interest and Non-Competition Agreement provided for in Sections 4.4 and 7.4, the provisions of Sections 5.4, 7.1, 7.2, 7.3, 7.5 and 8.6 shall survive the expiration of the Extended Term and remain binding obligations of the parties.


Section 8.10  Counterparts:

     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes.

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

     In witness whereof, this Agreement is executed the 10th day of March, 2000, effective as of the date first hereinabove set forth.



WITNESSES:                      CHENIERE ENERGY INCORPORATED


_________________________        _______________________________
                                 BY:     MICHAEL L. HARVEY
                                 TITLE:  President, Chief Executive Officer



                                 SAMSON OFFSHORE COMPANY



_________________________        _______________________________
                                 BY:     ROBERT C. BILGER
                                 TITLE:  Attorney-in-Fact

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